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EXHIBIT 3.2B

AMENDED AND RESTATED BYLAWS OF GEOPETRO

WRITTEN CONSENT OF
THE SHAREHOLDERS
OF
GEOPETERO RESOURCES COMPANY

    The undersigned holders of more than 50% of the outstanding Common and Preferred Stock of GEOPETRO RESOURCES COMPANY (the "Corporation"), voting as a single class and acting pursuant to the Bylaws of the Corporation and Section 603 of the General Corporation Law of the State of California, hereby adopt and approve the resolutions set forth below, which shall have the same force and effect as if adopted or approved at a duly called, noticed and held meeting of the Corporation's shareholders.

BYLAWS AMENDMENT; ELECTION OF DIRECTOR

    RESOLVED, that Section 3.02 of the Corporation's Bylaws is hereby amended to read as follows:

      The authorized number of directors of the corporation shall be not less than four nor more than seven, with the exact number of directors to be fixed within the foregoing limits by the board of directors or by the shareholders.

    RESOLVED, FURTHER, that the authorized number of directors of the Corporation shall be four.

    RESOLVED, FURTHER, that Thomas D. Cunningham is hereby elected to serve as director of the Corporation until the next annual meeting of the shareholders or until his successor is duly elected and qualified.

    This Written Consent may be signed in one or more counterparts that, when taken together, shall constitute a single document.

    IN WITNESS WHEREOF, the undersigned have executed this Written Consent on the dates set forth below, effective as of the 25th day of April, 2000.

Dated: , 2000
Name
No. of Shares
Class

BYLAWS

OF

GEOPETRO RESOURCES COMPANY

TABLE OF CONTENTS

ARTICLE I—OFFICES
1.01.	Principal Office	1
1.02.	Other Offices	1
ARTICLE II—MEETINGS OF SHAREHOLDERS
2.01.	Place of Meetings	1
2.02.	Annual Meetings	1
2.03.	Special Meetings	1
2.04.	Notice of Meetings	1
2.05.	Manner of Giving Notice; Affidavit of Notice	2
2.06.	Adjourned Meetings and Notice Thereof	2
2.07.	Record Date for Shareholders of Record	2
2.08.	Voting at Meetings	3
2.09.	Quorum	3
2.10.	Consent of Absentees	3
2.11.	Action Without Meeting	4
2.12.	Proxies	4
ARTICLE III—DIRECTORS
3.01.	Powers	5
3.02.	Number of Directors	6
3.03.	Election and Term of Office	6
3.04.	Removal	6
3.05.	Vacancies	6
3.06.	Meetings by Telephone Conference	7
3.07.	Action Without Meeting	7
3.08.	Organization Meeting	7
3.09.	Special Meetings	7
3.10.	Adjournment	7
3.11.	Waiver of Notice	7
3.12.	Quorum	7
ARTICLE IV—OFFICERS
4.01.	Officers	8
4.02.	Election	8
4.03.	Removal and Resignation	8
4.04.	Vacancies	8
4.05.	Chairman of the Board	8
4.06.	President	8
4.07.	Secretary	8
4.08.	Treasurer	9
4.09.	Subordinate Officers	9
ARTICLE V—SHARES OF STOCK
5.01.	Share Certificates	9
5.02.	Transfer of Shares	10
5.03.	Lost or Destroyed Certificate	10
ARTICLE VI—MISCELLANEOUS
6.01.	Indemnity of Officers and Directors	10
6.02.	Shareholder Inspection of Articles and Bylaws	10

6.03.	Maintenance and Inspection of Records of Shareholders	10
6.04.	Shareholder Inspection of Corporate Records	11
6.05.	Inspection by Directors	11
6.06.	Representation of Shares of Other Corporations	11
6.07.	Annual Report	12
6.08.	Annual Statement of General Information	12
ARTICLE VII—AMENDMENTS TO BYLAWS
7.01.	Amendment by Shareholders	12
7.02.	Amendment by Directors	12

BYLAWS OF
GEOPETRO RESOURCES COMPANY

ARTICLE I—OFFICES

1.01—PRINCIPAL OFFICE

    The principal executive and business office of the corporation is hereby fixed and located in the City and County of San Francisco, California or such other location as the board of directors may determine.

1.02—OTHER OFFICES

    Branch or subordinate offices may at any time be established at any place or places by the board of directors.

ARTICLE II—MEETINGS OF SHAREHOLDERS

2.01—PLACE OF MEETINGS

    All annual and all other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the board of directors, or by the written consent of all shareholders entitled to vote thereat, provided such shareholder consent is given either before or after the meeting and filed with the secretary of the corporation.

2.02—ANNUAL MEETINGS

    The annual meetings of shareholders shall be held on the first Thursday of the fourth month following the end of each fiscal year at 10:00 a.m.; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareho1ders.

2.03—SPECIAL MEETINGS

    Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by any of (i) the president, (ii) the board of directors, (iii) the chairman of the board, or (iv) one or more shareholders holding shares in the aggregate entitled to cast not less than 10 percent of the votes at that meeting.

    If a special meeting is called by any person or persons other than the board of directors, such person shall make a request therefor in writing, specifying (i) the date and time of such meeting, which shall be not less than 35 nor more than 60 days after the receipt of the request, and (ii) the general nature of the business proposed to be transacted at the meeting. Such request shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be given within 20 days to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, and the notice shall set forth that a meeting will be held at the time requested by the person or persons calling the meeting. If the notice is not given within such 20-day period, the person(s) requesting the meeting may give the notice.

2.04—NOTICE OF MEETINGS

    All notices of meetings of shareholders, whether annual or special, shall be sent or otherwise given not less than 10 nor more than 60 days before the date of the meeting, except as provided in Section 2.03. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election. The notice shall also state the general nature of the proposal if action is proposed to be taken at any meeting for approval of any of the following: (i) a contract or transaction in which a director has a direct or indirect financial interest; (ii) an amendment of the articles of incorporation; (iii) a reorganization of the corporation; (iv) a voluntary dissolution of the corporation; or (v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares. Notwithstanding the absence of specific notice thereof, any such action may nevertheless be presented to the meeting and be validly acted upon by the shareholders if approved by all shareholders entitled to vote thereon, unless they sign waivers of notice specifying the general nature of the proposal so approved.

2.05—MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE

    Notice of any shareholders' meeting shall be given either personally or by first-class mail or telegraphic or written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or has been so given, notice shall be deemed to have been given if published at least once in a newspaper of general circulation in the county where that office is located or in any manner permitted by law. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, actually transmitted by electronic means to the recipient by the person giving the notice, or sent by other means of written communication.

    An affidavit of the mailing or other means of giving any notice of any shareholders' meeting may be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and filed and maintained in the minute book of the corporation.

2.06—ADJOURNED MEETINGS AND NOTICE THEREOF

    Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares which are represented at the meeting either in person or by proxy, but in the absence of a quorum.

    It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken. However, when any shareholders' meeting, either annual or special, is adjourned for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. At any adjourned meetings, the corporation may transact any business that might have been transacted at the regular meeting.

2.07—RECORD DATE FOR SHAREHOLDERS OF RECORD

    For purposes of determining which shareholders are entitled to receive notice of any meeting, to vote, or to give consent to corporate action without a meeting, the board of directors may fix a record date in advance of such meeting or corporate action which shall not be less than 10 nor more than 60 days before any such meeting or any such action without a meeting. Only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation, by agreement, or in the California General Corporation Law.

    If the board of directors does not so fix a record date:

      (a) The record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

      (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the 60th day before the date of such other action, whichever is later.

2.08—VOTING AT MEETINGS

    Except as otherwise provided in the articles of incorporation and in the case of cumulative voting for directors, each shareholder is entitled to one vote per share. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. The affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation. Every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes by (i) giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or (ii) distributing such cumulated votes on the same principle among as many candidates as he chooses; provided that the name of such candidate has been placed in nomination prior to the voting and that at least one shareholder has given notice at the meeting, prior to the voting, of an intention to cumulate votes. In any election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Votes against a director or not cast shall have no effect.

2.09—QUORUM

    The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum of the shareholders for the transaction of business.

    The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of one or more shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.10—CONSENT OF ABSENTEES

    The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though made at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, unless the action taken or proposed to be taken is for approval of any of those matters specified in Section 2.04. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Attendance at a meeting, in person or by proxy, shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning or the meeting to the transaction of any business because the meeting has not been lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.11—ACTION WITHOUT MEETING

    Except as may be limited by the articles of incorporation and except for the election of directors, any action which may be taken by vote of the shareholders at any annual or special meeting may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may be elected by written consent without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that a vacancy in the board (other than a vacancy created by removal of a director) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

    All such consents shall be filed and maintained in the corporate records. Any shareholder (or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy-holders) giving a written consent may revoke the consent only by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation. Such revocation is effective upon its receipt by the secretary of the corporation.

    Unless the consents of all shareholders entitled to vote have been solicited in writing:

      (1) Notice of shareholder approval without a meeting by less than unanimous written consent shall be given at least 10 calendar days before the consummation of the action authorized by such approval, if the corporate action concerns (i) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, (iii) reorganization of the corporation, or (iv) a distribution in dissolution other than in accordance with the rights of the outstanding preferred shares; and

      (2) Prompt notice shall be given of any other corporate action approved by shareholders without a meeting by less than unanimous written consent.

All such notices shall be given in the manner provided by Section 2.05.

2.12—PROXIES

    Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy, or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless another term or longer or shorter duration is specified in the proxy. The revocability of a proxy that states on its face that is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

ARTICLE III—DIRECTORS

3.01—POWERS

    Except as reserved to the shareholders by law, the articles of incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without limiting the generality of the foregoing powers, the directors shall have the following powers:

    First:  To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law or with the articles of incorporation or these bylaws, as they may deem best.

    Second:  To select and remove the officers, agents and employees of the corporation, to prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or with these bylaws and to fix their compensation.

    Third:  To change the principal executive and business office of the corporation from one location to another as provided in Section 1.01; to fix and locate from time to time one or more branch offices of the corporation within or without the State of California, as provided in Section 1.02; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings except annual meetings; and to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such seal and such certificates shall at all times comply with the provisions of law.

    Fourth:  To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, as dividends or in consideration of money paid, labor done or services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities cancelled, or tangible or intangible property actually received; but neither promissory notes of the purchaser, unless secured by property other than the shares acquired or otherwise permitted by Section 408 of the General Corporation Law, nor future services shall constitute payment or part payment for shares of the corporation.

    Fifth:  To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

    Sixth:  To designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee shall have all the authority of the board to the extent provided in the resolution of the board or in the bylaws, except with respect to:

      (a) The approval of any action for which, under the General Corporation Law of California, also requires approval of the shareholders or approval of the outstanding shares;

      (b) The filling of vacancies on the board or in any committee;

      (c) The fixing of compensation of the directors for serving on the board or on any committee;

      (d) The amendment or repeal of bylaws or the adoption of new bylaws;

      (e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

      (f)  A distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the articles or determined by the board; or

      (g) The appointment of other committees of the board or the members thereof.

    Seventh:  To declare dividends at such times and in such amounts as the condition of the affairs of the corporation may warrant.

    Eighth:  Generally to exercise all of the powers and to perform all of the acts and duties that from time to time may be permitted by law appertaining to their office.

3.02—NUMBER OF DIRECTORS

    The authorized number of directors of the corporation shall be three until changed by an amendment of this bylaw.

3.03—ELECTION AND TERM OF OFFICE

    The directors shall be elected at each annual meeting of shareholders and may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation, removal or ineligibility.

3.04—REMOVAL

    A director may be removed for cause by (i) the board, when such director has been convicted of a felony or declared incompetent by court order, or (ii) the superior court, at the suit of at least 10% of the shareholders of any class of shares having found that the director has either committed fraudulent or dishonest acts, or has grossly abused his authority with reference to the corporation.

    A director may be removed without cause by a majority vote of all outstanding shares, provided that (i) where cumulative voting is in effect, such director may not be removed over the objection of the number of shares required to elect him, and (ii) where the articles of incorporation provide for the election of a director by the shareholders of a certain class or series of shares, such director may be removed only by the majority vote of the outstanding shares of such class or series.

    Except as provided in this Section 3.04, and any reduction of the authorized number of directors notwithstanding, a director may not be removed prior to the expiration of such director's term of office.

3.05—VACANCIES

    Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A vacancy in the board of directors shall be deemed to exist (i) in case of the death, resignation, ineligibility or removal of any director, (ii) if the authorized number of directors is increased, or (iii) if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

    The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. In the event that such a vacancy is created by an event other than removal, any election by written consent of the shareholders must be signed by holders of a majority of the outstanding shares. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

3.06—MEETINGS BY TELEPHONE CONFERENCE

    Members of the board may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another.

3.07—ACTION WITHOUT MEETING

    Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if each member of the board consents in writing to such action. Such consents shall be filed with the minutes of the meetings of the board.

3.08—ORGANIZATION MEETING

    Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

3.09—SPECIAL MEETINGS

    Special meetings of the board of directors for any purpose or purposes may be called at any time by (i) the chairman of the board, (ii) the president, (iii) any vice president, (iv) the secretary, or (v) any two directors.

    Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the corporation or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the date of the meeting. In case such notice is delivered personally or telegraphed, it shall be so delivered or deposited with the telegraph company at least 48 hours prior to the time of the meeting.

3.10—ADJOURNNENT

    A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given in the manner specified in Section 3.09 prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

3.11—WAIVER OF NOTICE

    The transactions at any meeting of the board of directors, however called and noticed, or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.12—QUORUM

    A majority of the authorized number of directors then holding office shall constitute a quorum for the transaction of business. The act of the majority of the directors at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law, the articles of incorporation or these bylaws. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting. The provisions of this Section 3.12 shall apply to action taken by any committee from time to time designated by the board of directors.

ARTICLE IV—OFFICERS

4.01—OFFICERS

    The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 4.09. Any number of offices may be held by the same person. The president shall be the chief executive officer and the treasurer shall be the chief financial officer.

4.02—ELECTION

    The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 4.04 or 4.09, shall be chosen annually by the board of directors; and each officer shall hold his office until he has resigned or removed or is otherwise disqualified to serve and his successor has been elected and qualified.

4.03—REMOVAL AND RESIGNATION

    Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

    Any officer may resign at any time by giving written notice to the board of directors or to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.04—VACANCIES

    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

4.05—CHAIRMAN OF THE BOARD

    The chairman of the board, if one has been appointed, shall, if present, preside at all meetings of the board of directors and exercise and perform all such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by these bylaws.

4.06—PRESIDENT

    The president, subject to the board of directors, shall have general supervision, direction and control of the business and of other officers and employees of the corporation. He shall preside at all meetings of the shareholders and, if there is no regular, appointed chairman of the board or if such chairman is absent, at all meetings of the board of directors. He shall be exofficio a member of all standing committees, including the executive committee, if any, and shall have general powers and duties of management, together with such other powers and duties as may be prescribed by the board of directors.

4.07—SECRETARY

    The secretary shall keep, or cause to be kept, a book of minutes at the principal executive and business office, or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

    The secretary shall keep, or cause to be kept, at the principal executive and business office or at the office of the corporation's transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

    The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the board of directors or the bylaws.

4.08—TREASURER

    The chief financial officer shall be the treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

    The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall be responsible for the proper disbursement of the funds of the corporation as may be ordered by the board of directors and shall render to the president or directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation. The treasurer shall prepare a proper annual budget of income and expenses for each calendar year, revised quarterly, for approval of or revision by the board of directors and shall be responsible for the handling of finances in connection therewith. He shall have such other powers and shall perform such other duties as may be prescribed by the board of directors.

4.09—SUBORDINATE OFFICERS

    The board of directors may appoint such vice presidents, assistant treasurers and assistant secretaries and other subordinate officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

    In the absence or disability of the president, treasurer or secretary, the vice presidents, assistant treasurers and assistant secretaries, respectively, in order of their rank as fixed by the board of directors or, if not ranked, the subordinate officer designated by the board of directors shall perform all the duties of such absent or disabled officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon such officer. Each subordinate officer shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the board of directors or these bylaws.

ARTICLE V—SHARES OF STOCK

5.01—SHARE CERTIFICATES

    Certificates representing shares of the capital stock of the corporation shall be in such form as shall be approved by the board of directors, consistent with the articles of incorporation and the laws of the State of California. A certificate or certificates or shares of the capital stock of the corporation shall be issued to each shareholder when such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All such certificates shall be signed by (i) the chairman or vice chairman of the board or the president or a vice president, and (ii) by the treasurer or an assistant financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares issued to the shareholder and evidenced by such certificate. The corporation may issue, sell or transfer fractional shares.

5.02—TRANSFER OF SHARES

    Subject to the provisions of applicable securities and other laws and any other valid contractual and other restrictions on transfer of shares, upon the surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

5.03—LOST OR DESTROYED CERTIFICATE

    The holder of any shares of stock of the corporation shall immediately notify the corporation of any loss or destruction of the certificate therefor, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the board of directors. The board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the corporation of the loss or destruction thereof and to give the corporation a bond or other security, in such amount and with such surety or sureties as the corporation may determine, as indemnity against any claim that may be made against the corporation on account of any such certificate so alleged to have been lost or destroyed.

ARTICLE VI—MISCELLANEOUS

6.01—INDEMNITY OF OFFICERS AND DIRECTORS

    The corporation shall, to the fullest extent permitted by the California General Corporation Law (and in excess of that otherwise permitted by Section 317 thereof), indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, including proceedings brought by or on behalf of the corporation, arising by reason of the fact any such person is or was a director or officer of the corporation and shall have power to advance to each such director expenses incurred in defending any such proceeding to the fullest extent permitted by that law.

6.02—SHAREHOLDER INSPECTION OF ARTICLES AND BYLAWS

    The corporation shall keep at its principal executive and business office the original or a copy of the articles of incorporation and the bylaws and any amendments thereto, certified by the secretary, which shall be open to inspection by shareholders at all reasonable times during office hours.

6.03—MAINTENANCE AND INSPECTION OF RECORDS OF SHAREHOLDERS

    The corporation shall keep at its principal executive and business office or at the office of its transfer agent or registrar (if one has been appointed), as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

    A shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names, addresses and shareholdings, during usual business hours on five business days' prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder or shareholders by the transfer agent on or before the later of five business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

6.04—SHAREHOLDER INSPECTION OF CORPORATE RECORDS

    The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive and business office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

6.05—INSPECTION BY DIRECTORS

    Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

6.06—REPRESENTATION OF SHARES OF OTHER CORPORATIONS

    The president or, in the event of his absence or inability to serve, any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise, on behalf of this corporation, all rights incidental to any and all shares of any other corporation standing in the name of this corporation. The authority herein granted to such officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by such officers.

6.07—ANNUAL REPORT

    The annual report to shareholders referred to in Section 1501(a) of the California Corporations Code is expressly waived subject to the limitations thereof, but the board of directors of the corporation may cause to be sent to the shareholders, not later than 120 days after the close of the fiscal or calendar year, an annual report in such form as may be deemed appropriate by the board of directors.

6.08—ANNUAL STATEMENT OF GENERAL INFORMATION

    Within 90 days of incorporation and annually thereafter, the corporation shall file with the Secretary of State, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with section 1502 of the California Corporations Code.

ARTICLE VII—AMENDMENTS TO BYLAWS

7.01—AMENDMENT BY SHAREHOLDERS

    New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of the corporation, except as otherwise provided by either these bylaws or the articles of the corporation; provided, however, that if the articles of incorporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

7.02—AMENDMENT BY DIRECTORS

    Subject to the rights of the shareholders as provided in Section 7.01 to adopt, amend or repeal bylaws, bylaws may be adopted, amended, or repealed by the board of directors; provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 3.02 of these bylaws.

CERTIFICATE OF SECRETARY

    The undersigned, being the duly elected, qualified and acting Secretary of GEOPETRO RESOURCES COMPANY, a California corporation formerly known as GEOPETRO RESOURCES SUBSIDIARY CO., does hereby certify that the foregoing Bylaws, comprising 22 pages, are the Bylaws of such corporation, as duly adopted by written consent of the Board of Directors dated June 6, 1996 and as in effect on the date hereof.

    Dated at San Francisco, California this 16th day of December, 1996.

                        LAWRENCE BARKER, JR.

GeoPetro Company

BYLAWS

ARTICLE I

OFFICES

    Section 1.  The registered office shall be located in Cheyenne, Wyoming.

    Section 2.  The corporation may also have offices at such other places both within and without the State of Wyoming as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

    Section 1.  All meetings of shareholders for the election of directors shall be held in San Francisco, State of California, at such place as may be fixed from time to time by the board of directors.

    Section 2.  Annual meetings of shareholders, commencing with the year 1995, shall be held on the 1st Tuesday in May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 A.M., at which they shall elect, pursuant to law, a board of directors, and transact such other business as may properly be brought before the meeting.

    Section 3. Written or printed notice of the annual meeting, stating the date, time, and place of the meeting, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

    Section 1.  Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Wyoming as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 2.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the charter, may be called by the president, the board of directors, or upon written demand of at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered.

    Section 3.  Written or printed notice of a special meeting stating the date, time, and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

    Section 4.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

    Section 1.  A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter, except as otherwise provided by statute or by the charter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 2.  If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by law or the charter.

    Section 3.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the charter or law provides otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

    Section 4.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if one or more written consents setting forth the action so taken shall be signed, either manually or in facsimile, by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V

DIRECTORS

    Section 1.  The number of directors shall not be less than two (2) nor more than seven (7). The number of directors may be fixed or changed within the minimum or maximum by the shareholders or by the board of directors. Directors need not be residents of the State of Wyoming nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of shareholders.

    Section 2.  Unless the charter provides otherwise, any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors, or if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.

    Section 3.  The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the charter or by these bylaws directed or required to be exercised or done by the shareholders.

    Section 4.  The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Wyoming, at such place or places as they may from time to time determine.

    Section 5.  The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

    Section 1.  Meetings of the board of directors, regular or special, may be held either within or without the State of Wyoming.

    Section 2.  The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting or it may convene at such place and time as shall be fixed by the consent in writing of all the directors. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.

    Section 3.  Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

    Section 4.  Special meetings of the board of directors may be called on      days' notice to each director, either personally, by mail or by telegram.

    Section 5.  Attendance or participation of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon his arrival), objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of the notice of such meeting.

    Section 6.  A majority of the directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the charter. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the charter. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present.

    Section 7.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed, either manually or in facsimile, by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VII

COMMITTEES

    Section 1.  The board of directors may create one (1) or more committees that may consist of one (1) or more members of the board. Committee members shall serve at the board of directors' pleasure. To the extent specified by the board of directors or charter, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise provided by law.

ARTICLE VIII

NOTICES

    Section 1.  Whenever notice is required to be given to any director or shareholder under the provisions of the statutes, the charter or these bylaws, it shall be construed to mean written notice,

which may be by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time it is deposited in the United States mail or as otherwise provided by law. Notice to directors may also be given by telegram.

    Section 2.  Whenever notice is required to be given under the provisions of the statutes, the charter or these bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

    Section 1.  The officers of the corporation shall be chosen by the board of directors, and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

    Section 2.  The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

    Section 3.  The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

    Section 4.  The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

    Section 5.  The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

    Section 6.  The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

    Section 7.  He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

    Section 8.  The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

    Section 9.  The secretary shall attend all meetings of the board of directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

    Section 10.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

    Section 11.  The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

    Section 12.  He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

    Section 13.  If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the corporation.

    Section 14.  The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

    Section 1.  The shares of the corporation shall be represented by certificates or shall be uncertificated. Each share certificate shall be signed by the president or a vice-president and the secretary or treasurer or an assistant secretary or treasurer of the corporation, or by the board of directors, and may be sealed with the seal of the corporation or a facsimile thereof.

    When the corporation is authorized to issue different classes of shares or different series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights applicable to each class, and the variations in the relative rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series.

    Section 2.  The signatures of the persons signing a share certificate may be facsimiles. In case any person who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to hold such office before such certificate is issued, the certificate is nevertheless valid.

LOST CERTIFICATES

    Section 3.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation, which is alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

    Section 4.  Upon surrender, to the corporation or the transfer agent of the corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE

    Section 5.  For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a record date, in advance, that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders.

REGISTERED SHAREHOLDERS

    Section 6.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote with respect to the shares shown to be owned, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

LIST OF SHAREHOLDERS

    Section 7.  A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or the transfer agent, shall be open for inspection at any meeting of shareholders.

ARTICLE XI

GENERAL PROVISIONS
DIVIDENDS

    Section 1.  Subject to the law and any applicable provisions of the charter, dividends may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property or in shares of the corporation.

    Section 2.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

    Section 3.  All checks or demands for money, and notes of the corporation, shall be signed by such officer or officers, or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

    Section 4.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

    Section 5.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Wyoming". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

    Section 1.  These bylaws may be amended or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board unless the charter or law reserves this power to the shareholders.

QuickLinks

WRITTEN CONSENT OF THE SHAREHOLDERS OF GEOPETERO RESOURCES COMPANY
BYLAWS AMENDMENT; ELECTION OF DIRECTOR
TABLE OF CONTENTS
BYLAWS OF GEOPETRO RESOURCES COMPANY
GeoPetro Company BYLAWS